UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 14, 2005


                           IMMTECH INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      8733                   39-1523370
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
       (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (847) 573-0033

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

            Immtech International, Inc. ("Immtech") received today a payment of approximately $2,995,000 under research sub-contracts with the University of North Carolina at Chapel Hill ("UNC-CH") for the continued development, testing and commercialization of its first oral drug candidate, DB289, for treatment of African sleeping sickness (trypanosomiasis). To date, Immtech has received approximately $11,700,000 under sub-contracts with UNC-CH for the development of DB289 to treat African sleeping sickness. These sub-contracts are funded by grants to UNC-CH from The Bill and Melinda Gates Foundation.

            Today's payment will contribute to the funding of (i) Immtech's pivotal Phase III trypanosomiasis human clinical trials in Africa, (ii) improved methods of synthesizing DB289 to reduce drug manufacturing costs and (iii) development of improved drug formulation to facilitate delivery of increased concentrations of DB289 into the blood.

            Immtech has the exclusive, worldwide license to develop and commercialize compounds from a pharmaceutical chemistry platform that includes DB289.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMTECH INTERNATIONAL, INC.


Date  March 14, 2005                     By:  /s/ T. Stephen Thompson
                                            ------------------------------------
                                             T. Stephen Thompson
                                             Chief Executive Officer and
                                             President